Exhibit 99.1

TALOS ENERGY ANNOUNCES THIRD QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

Houston, Texas, November 6, 2019 – Talos Energy Inc. (“Talos,” or the “Company”) (NYSE: TALO) today announced its financial and operational results for the third quarter of 2019 and provided an operations update.

Key third quarter highlights include:

•

Production of 52.6 thousand barrels of oil equivalent per day (“MBoe/d”), or 4.8 million barrels of oil equivalent (“MMBoe”) in total, of which 73% was oil and 80% was liquids. As previously disclosed, third quarter production was impacted by Hurricane Barry, resulting in the deferral of approximately 4.0 MBoe/d.

•

Revenue(1) of $228.9 million and average realized prices of $59.54/Bbl of oil and $2.12/Mcf of natural gas, net of deductions. 93% of operating revenues were derived from oil production and reflect a significant realized price premium, which is net of transport and quality deductions, of $3.09/Bbl above the average WTI benchmark price of $56.45/Bbl during the same period.

•	Net Income of $73.3 million ($1.35 earnings per share – diluted) and Adjusted Net Income(2) of $44.3 million ($0.81 adjusted earnings per share – diluted).

•

Adjusted EBITDA(2) of $157.8 million and Adjusted EBITDA excluding hedges(2) of $152.4 million. Adjusted EBITDA Margin(2) per Boe of $32.57, or 69%, and Adjusted EBITDA Margin excluding hedges(2) per Boe of $31.47, or 67%.

•	Capital expenditures of $115.8 million, including investment of $99.7 million in the U.S. Gulf of Mexico and $16.1 million in offshore Mexico.

•	As of September 30, 2019, liquidity position of $612.1 million. Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA(2) was 1.1x.

•

In the third quarter of 2019, the Company had a successful discovery in offshore Mexico Block 31, executed two separate exploration transactions with BP and ExxonMobil, respectively, and drilled and completed its Grand Isle 82 A-22 exploration well, which achieved first production in October 2019.

•

The Company was added to the S&P SmallCap 600 Index on November 1, 2019. Talos was included in the Index as one of just 19 exploration and production companies and was the sixth largest by market capitalization amongst the Energy Sector designated companies. Talos was also included in the S&P SmallCap 600 GICS Oil and Gas Exploration and Production Sub-Industry Index.

(1)	Includes $1.0 million of federal royalty refund.
(2)

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margin and Adjusted EBITDA Margin excluding hedges and Net Debt to LTM Adjusted EBITDA are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

President and Chief Executive Officer Timothy S. Duncan commented: “I am proud of our team for achieving another positive earnings quarter, bolstered by another period of generating significant free cash flow in our U.S. Gulf of Mexico business. Our focus on investing in opportunities around core infrastructure that we own or operate continues to allow us to achieve top quartile net back margins, which are enhanced by better than expected results of our cost control initiatives throughout 2019. We also continue to balance those investments with high impact exploration projects, including more success in offshore Mexico.

As we begin to focus on our 2020 drilling campaign, success in our Bulleit project and acceleration of first oil at Orlov provide a strong foundation, with additional potential upside from our exploration activities related to our recent Puma West and Hershey transactions. Among other activities, we plan to execute a platform rig contract for a near-field drilling program around assets we acquired in the past year and we look forward to progressing our offshore Mexico discoveries closer to final investment decisions.

We believe our strategy of combining low entry cost M&A with field development upside and high impact exploration, while also maintaining a prudent financial and conservative leverage profiles and strong free cash flow generation, allows us to grow equity value while maintaining a strong balance sheet. We are excited about the direction of the Company moving forward.”

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Drilling and Exploration Activities – U.S. Gulf of Mexico

•

Puma West Prospect: Talos entered an agreement with BP to drill the Puma West prospect located on Green Canyon Block 821. BP is the operator of the prospect holding a 50% working interest, Talos retained a 25% working interest, and Chevron now also has a 25% working interest. The Puma West well is being drilled by the Seadrill West Auriga ultra-deepwater drillship and was spud in October, targeting Miocene sands similar to those seen in the Mad Dog development located less than 15 miles away.

•

Bulleit Prospect: As previously disclosed, the Green Canyon Block 21 Bulleit exploration well encountered approximately 140 feet of net true vertical depth (“TVD”) oil pay in the shallow target, the DTR-10 Sand, and approximately 110 feet of net TVD oil pay in the deeper MP Sand. Talos expects first production in the third quarter of 2020 with a possible initial flow rate of 7.0 – 10.0 MBoe/d gross, 2.8 – 4.0 MBoe/d net. Talos holds a 50.0% working interest in the Bulleit prospect and is the operator, with EnVen and Otto Energy holding 33.3% and 16.7% working interests, respectively.

•

Orlov Prospect: After successfully discovering oil pay in the main target Aspen J sand in the Green Canyon 200 Orlov project, the operator, Fieldwood Energy, is finalizing drilling operations and plans to complete the well by year end. Talos expects that the project could produce 7.0 – 10.0 MBoe/d gross, 1.8 – 2.5 MBoe/d net with first production recently accelerated and now expected in early first quarter of 2020. Talos owns a 30% working interest in the project.

•

Hershey Prospect: Talos acquired a 100% working interest and operatorship of Green Canyon Blocks 326, 327, 370 and 371, constituting approximately 23,000 gross acres. The Hershey prospect is targeting a potential large sub-salt Miocene accumulation with potential oil-weighted, gross unrisked resources of 100 – 300 MMBoe. Consideration for the transaction is 100% contingent-based and the agreement contains no well commitment. Talos expects to initiate a process to sell-down a portion of its working interest in the project in the fourth quarter of 2019.

•

2020 Rig Contracts: In advance of the Company’s 2020 drilling and completions program, Talos is finalizing contractual terms with two drilling contractors following a competitive bidding process. One contractor is expected to provide a deepwater drillship to be used for the Company’s deepwater exploration and exploitation activities. The second contractor is expected to provide a platform rig to be used for near-field drilling opportunities in assets that were acquired over the last 18 months, starting with our Green Canyon 18 asset in the first quarter of 2020, with the option of subsequently moving to our Pompano and Amberjack assets in our Mississippi Canyon core area in the fourth quarter of 2020.

Drilling and Exploration Activities – Mexico

•

Block 7: Following the successful completion of the Zama appraisal program, Talos is working with Netherland, Sewell & Associates, Inc. to complete a formal resource report by year end 2019. The Company reiterates its previously stated resource guidance in the upper half of its pre-appraisal estimated range of 400 – 800 MMBoe gross recoverable resources. Talos has initiated early FEED work to allow for the earliest possible initial production date and is utilizing all of the appraisal data to create an optimal development plan for the field. Zama unitization discussions with Petróleos Mexicanos (“Pemex”) are ongoing. As previously announced in September 2019, the Company was also recently granted a two-year contract term extension as well as regulatory approvals to allow for exploration activities on additional retained acreage in Block 7, which is separate and incremental to the Zama asset.

•

Block 31: The Block 31 exploration project consisted of two wells, Xaxamani-2EXP and Tolteca-1EXP, both drilled in the third quarter of 2019. The Xaxamani-2EXP well logged approximately 148 feet (45 meters) of gross TVD pay, with a net to gross ratio of approximately 78% in two shallow oil sands. Subsequently, the Tolteca-1EXP well logged approximately 123 feet (37 meters) of gross TVD pay, with a net to gross ratio of approximately 97%, all located in the deeper of the two sands found in the Xaxamani-2EXP well. The Tolteca-1EXP well expected to find an oil-water contact but logged hydrocarbons “full to base,” exceeding pre-drill expectations for reservoir thickness and areal extent, thereby increasing resource expectations not only in the drilling program to date, but also increasing expectations of similar geophysical anomalies that could open up a shallow oil play in the contract area.

The Xaxamani discovery is located approximately one mile from shore in less than 100 feet of water. Talos holds a 25% working interest in Block 31. Since 2017, Talos has now drilled or participated in eight wells in offshore Mexico, including five exploration wells, resulting in two material oil discoveries.

Derivatives Activities

•

Derivatives Update: The following table reflects the contracted volumes and weighted average prices the Company will receive under its derivative contracts as of September 30, 2019. During the third quarter of 2019, Talos hedged additional fourth quarter 2019 and fiscal year 2020 oil production of 1,967,500 Bbls and natural gas production of 2,750,000 MMBtu. The weighted average prices the Company will receive under these West Texas Intermediate and Henry Hub swap contracts are $55.40 per Bbl and $2.45 per MMBtu, respectively.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Production Period	Instrument Type	Average Daily Volumes	Weighted Average Swap Price	Weighted Average Put Price	Weighted Average Call Price
Crude Oil – WTI:		(Bbls)	(per Bbl)	(per Bbl)	(per Bbl)
Oct 2019 - Dec 2019	Swap	29,468	$56.04	$—	$—
Jan 2020 - Dec 2020	Swap	13,492	$56.13	$—	$—
Jan 2020 - Dec 2020	Costless collars	7,481	$—	$55.00	$64.23
Natural Gas – Henry Hub NYMEX:		(MMBtu)	(per MMBtu)	(per MMBtu)	(per MMBtu)
Oct 2019 - Dec 2019	Swap	37,475	$2.92	$—	$—
Jan 2020 - Dec 2020	Swap	16,216	$2.78	$—	$—

THIRD QUARTER 2019 RESULTS

Key Financial Highlights:

Period results ($ million):
Revenues(1)	$228.9
Net Income	$73.3
Earnings per share – diluted	$1.35
Adjusted Net Income(2)	$44.3
Adjusted Earnings per share – diluted(2)	$0.81
Adjusted EBITDA(2)	$157.8
Adjusted EBITDA excl. hedges(2)	$152.4
Capital Expenditures (including Plug & Abandonment)	$115.8
Adjusted EBITDA Margin(2):
Adjusted EBITDA (% of Revenue – Operations)	69%
Adjusted EBITDA per Boe	$32.57
Adjusted EBITDA excl. hedges (% of Revenue – Operations)	67%
Adjusted EBITDA excl. hedges per Boe	$31.47

Production, Realized Prices and Revenue

Production for the third quarter of 2019 was 4.8 MMBoe, with oil production accounting for 73% of the total. Oil price realizations, net of certain gathering, transportation, quality differentials and other costs, were $59.54 per barrel, representing an average for the quarter of $3.09 per barrel above the average WTI price over the same period. As previously disclosed, third quarter production was impacted by Hurricane Barry, which prompted the shut-in of approximately 85% of the Company’s production for approximately one week on average, and resulted in the production deferral of approximately 4.0 MBoe/d.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Three Months Ended September 30, 2019
Production volumes
Oil production volume (MBbls)	3,559
NGL production volume (MBbls)	299
Natural Gas production volume (MMcf)	5,909
Total production volume (MBoe)	4,843

Average net daily production volumes
Oil (MBbl/d)	38.7
NGL (MBbl/d)	3.2
Natural Gas (MMcf/d)	64.2
Total average net daily (MBoe/d)	52.6

Average realized prices (excluding hedges)(3)
Oil ($/Bbl)	$59.54
NGL ($/Bbl)	$11.32
Natural Gas ($/Mcf)	$2.12
Average Realized Price ($/Boe)	$47.04

Average NYMEX prices
WTI ($/Bbl)	$56.45
Henry Hub ($/MMBtu)	$2.23

Revenues ($ million)
Oil	$211.9
NGL	3.4
Natural Gas	12.6

Revenue – Operations	227.9
Other revenue	1.0

Total revenue	$228.9

	Three Months Ended September 30, 2019
	Production	% Oil	% Liquids	% Operated
Average net daily production volumes by asset (MBoe/d)
Green Canyon
Phoenix Complex	18.7	81%	87%	100%
Green Canyon 18	1.0	89%	91%	100%

Green Canyon Area	19.7	81%	87%	100%

Mississippi Canyon
Amberjack	2.1	90%	92%	99%
Pompano	10.9	83%	89%	100%
Ram Powell	4.9	61%	74%	100%
Gunflint	1.1	79%	84%	0%

Mississippi Canyon Area	19.0	77%	84%	94%

Shelf and Other Deepwater
Shelf	12.6	55%	61%	88%
Other deepwater	1.3	73%	77%	73%

Shelf and Other Deepwater Area	13.9	61%	67%	87%

Total average net daily (MBoe/d)	52.6	73%	80%	94%

Expenses

Total lease operating expenses (“LOE”) for the third quarter of 2019 were $47.6 million, inclusive of insurance costs, or $9.83/Boe. LOE/Boe for the quarter was negatively impacted by reduced production volumes as a result of the production shut-in related to Hurricane Barry. Workover and maintenance expense for the quarter was $14.2 million, or $2.93/Boe. Workover and maintenance expense was also negatively impacted by Hurricane Barry with approximately $2.0 million of incremental, one-time expenses. General and administrative expenses (“G&A”) for the quarter were $15.4 million (excluding $1.9 million of stock-based compensation), or $3.18/Boe. Total G&A expenses continues to be lower than expected due to continuous focus on cost control; however, G&A/Boe for the quarter was negatively impacted by the deferred production volumes associated with Hurricane Barry.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

	Three Months Ended September 30,	Per Boe
Lease Operating Expenses	$47.6	$9.83
Workover and Maintenance Expenses	$14.2	$2.93
General & Administrative Expenses (excluding non-cash items)(5)	$15.4	$3.18

Other Financial Metrics

Capital Expenditures & Asset Management Activities

Capital expenditures for the third quarter of 2019 were $115.8 million, inclusive of plugging & abandonment costs. Asset management workover and recompletion activities accounted for incremental production of 2.7 MBoe/d gross, 1.5 MBoe/d, net to Talos in the third quarter. The combined net production conversion cost was $3,422 per Boe/d.

Three Months Ended September 30, 2019
Capital Expenditures
U.S. Drilling & Completions	$52.6
Mexico Appraisal & Exploration	12.6
Asset Management	14.0
Seismic and G&G / Land / Capitalized G&A	14.5

Total Capital Expenditures	$93.6
Plugging & Abandonment	22.2

Total Capital Expenditures and Plugging & Abandonment	$115.8

Liquidity

As of September 30, 2019, the Company had approximately $795.3 million in total debt, inclusive of the HP-I finance lease, and a liquidity position of $612.1 million, including $521.4 million available under the Bank Credit Facility and approximately $90.7 million of cash. LTM Adjusted EBITDA(2) for the twelve month period ended September 30, 2019 was $617.2 million. Net Debt to LTM Adjusted EBITDA(2) ratio was 1.1x.

2019 GUIDANCE UPDATES

Updates and adjustments to the Company’s 2019 full year financial guidance are listed in the table below.

2019 Guidance ($ millions)
Production (MBoe/d)	53 – 56	Full Year 2019 production is expected near the low end of the previously guided range, driven mainly by already disclosed impacts from Hurricane Barry, Boris 3 production and Pompano shut-in in the first quarter of 2019

Lease Operating Expenses(4)	$195 – $205	Expected near lower end of range

Workover & Maintenance Expenses	$60 – $65	Expected near higher end of range

General & Administrative Expenses(4)(5)	$60 – $65	Expected near lower end of range

Capital Expenditures(6)	$540 – $550

Updated range, primarily driven by:

1)  $20 – $25 million: Puma West well cost

2)  $15 – $20 million: Success-driven capital expenditures as a result of the expected full realization of development spending for Bulleit, Orlov and Ewing Bank 306

3)  $30 – $35 million: Timing shifts mainly related to acceleration of non-operated projects, including pull-forward of Orlov first oil

(1)	Includes $1 million of federal royalty refund.
(2)

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margin and Adjusted EBITDA Margin excluding hedges and Net Debt to LTM Adjusted EBITDA are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

(3)	Average realized prices are net of certain gathering, transportation, quality differentials and other costs.
(4)	Includes insurance costs.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

(5)	Excludes non-cash stock based compensation expense.
(6)	Includes $70 - $75 million of Mexico capital expenditures.

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will also be broadcast live over the internet, on November 7, 2019 at 9:00 AM CST. Listeners can access the conference call live over the internet through a webcast link on the Company’s website at: https://www.talosenergy.com/investors. Alternatively, the conference call can be accessed by dialing 1-888-348-8927 (U.S. toll-free), 1-855-669-9657 (Canada toll-free) or 1-412-902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference call through November 14, 2019 and can be accessed by dialing 1-877-344-7529 and using access code 10136203.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, potential adverse reactions or changes to competitive responses to the business combination between Talos Energy LLC and Stone Energy Corporation, the possibility that the anticipated benefits of such business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, to be filed with the SEC subsequent to the issuance of this communication.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY NOTE TO INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. In this communication, the Company uses certain broader terms such as “gross unrisked resources” and “gross recoverable resources” that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and do not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports the Company files with the SEC.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$90,682	$139,914
Restricted cash	—	1,248
Accounts receivable
Trade, net	108,354	103,025
Joint interest, net	17,562	20,244
Other	31,768	19,686
Assets from price risk management activities	43,058	75,473
Prepaid assets	39,378	38,911
Income tax receivable	—	10,701
Other current assets	1,952	7,644

Total current assets	332,754	416,846

Property and equipment:
Proved properties	4,012,100	3,629,430
Unproved properties, not subject to amortization	178,174	108,209
Other property and equipment	28,690	33,191

Total property and equipment	4,218,964	3,770,830
Accumulated depreciation, depletion and amortization	(1,967,610)	(1,719,609)

Total property and equipment, net	2,251,354	2,051,221

Other long-term assets:
Assets from price risk management activities	7,820	—
Other well equipment inventory	9,251	9,224
Operating lease assets	8,082	—
Other assets	2,624	2,695

Total assets	$2,611,885	$2,479,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,737	$51,019
Accrued liabilities	169,152	188,650
Accrued royalties	37,763	38,520
Current portion of long-term debt	—	443
Current portion of asset retirement obligations	63,404	68,965
Liabilities from price risk management activities	3,832	550
Accrued interest payable	21,058	10,200
Current portion of operating lease liabilities	1,416	—
Other current liabilities	18,993	22,071

Total current liabilities	411,355	380,418

Long-term liabilities:
Long-term debt, net of discount and deferred financing costs	697,192	654,861
Asset retirement obligations	321,808	313,852
Liabilities from price risk management activities	750	—
Operating lease liabilities	17,249	—
Other long-term liabilities	88,707	123,359

Total liabilities	1,537,061	1,472,490

Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued or outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock $0.01 par value; 270,000,000 shares authorized; 54,196,145 and 54,155,768 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	542	542
Additional paid-in capital	1,342,993	1,334,090
Accumulated deficit	(268,711)	(327,136)

Total stockholders’ equity	1,074,824	1,007,496

Total liabilities and stockholders’ equity	$2,611,885	$2,479,986

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per common share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues and other:
Oil revenue	$211,899	$248,100	$624,486	$555,954
Natural gas revenue	12,545	20,193	41,738	49,364
NGL revenue	3,384	14,575	15,095	27,306
Other	1,029	—	13,061	—

Total revenue	228,857	282,868	694,380	632,624
Operating expenses:
Direct lease operating expense	43,439	42,090	122,243	101,065
Insurance	4,167	4,125	12,462	11,059
Production taxes	(21)	578	1,067	1,533

Total lease operating expense	47,585	46,793	135,772	113,657
Workover and maintenance expense	14,210	25,084	49,525	49,703
Depreciation, depletion and amortization	88,125	87,808	248,518	204,574
Write-down of oil and natural gas properties	1,417	—	13,778	—
Accretion expense	7,316	10,162	26,868	24,414
General and administrative expense	17,321	21,660	53,795	61,120

Total operating expenses	175,974	191,507	528,256	453,468

Operating income	52,883	91,361	166,124	179,156
Interest expense	(23,123)	(24,837)	(73,273)	(66,257)
Price risk management activities income (expense)	43,760	(53,330)	(35,829)	(196,482)
Other income (expense)	567	(85)	1,831	(1,163)

Income (loss) before income taxes	74,087	13,109	58,853	(84,746)
Income tax benefit	(790)	—	(428)	—

Net income (loss)	$73,297	$13,109	$58,425	$(84,746)

Net income (loss) per common share:
Basic	$1.35	$0.24	$1.08	$(1.96)
Diluted	$1.35	$0.24	$1.07	$(1.96)
Weighted average common shares outstanding:
Basic	54,200	54,156	54,178	43,329
Diluted	54,430	54,164	54,364	43,329

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$58,425	$(84,746)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, amortization and accretion expense	275,386	228,988
Write-down of oil and natural gas properties	13,778	—
Amortization of deferred financing costs and original issue discount	3,723	3,589
Equity based compensation, net of amounts capitalized	5,164	2,129
Price risk management activities expense	35,829	196,482
Net cash paid on settled derivative instruments	(7,202)	(94,802)
Settlement of asset retirement obligations	(54,406)	(85,674)
Changes in operating assets and liabilities:
Accounts receivable	(14,729)	(4,460)
Other current assets	11,384	(14,524)
Accounts payable	32,541	(54,029)
Other current liabilities	(26,753)	40,410
Other non-current assets and liabilities, net	(727)	10,324

Net cash provided by operating activities	332,413	143,687

Cash flows from investing activities:
Exploration, development and other capital expenditures	(372,920)	(174,349)
Cash (paid for) acquired in acquisitions	(32,916)	278,409
Proceeds from sale of other property and equipment	5,369	—

Net cash provided by (used in) investing activities	(400,467)	104,060

Cash flows from financing activities:
Redemption of Senior Notes and other long-term debt	(10,567)	(25,151)
Proceeds from Bank Credit Facility	75,000	319,000
Repayment of Bank Credit Facility	(25,000)	(54,000)
Repayment of LLC Bank Credit Facility	—	(403,000)
Deferred financing costs	(1,268)	(16,990)
Other deferred payments	(9,921)	—
Payments of finance lease	(10,344)	(9,874)
Employee stock transactions	(326)	—

Net cash provided by (used in) financing activities	17,574	(190,015)

Net increase (decrease) in cash, cash equivalents and restricted cash	(50,480)	57,732
Cash, cash equivalents and restricted cash:
Balance, beginning of period	141,162	33,433

Balance, end of period	$90,682	$91,165

Supplemental Non-Cash Transactions:
Capital expenditures included in accounts payable and accrued liabilities	$24,622	$36,775
Supplemental Cash Flow Information:
Interest paid, net of amounts capitalized	$36,011	$27,307

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted Earnings per Share,” “EBITDA”, “Adjusted EBITDA,” “Adjusted EBITDA excluding hedges,” “Adjusted EBITDA Margin,” “Adjusted EBITDA Margin excluding hedges,” “Net Debt,” “LTM Adjusted EBITDA” and “Net Debt to LTM Adjusted EBITDA.” These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

“EBITDA” and “Adjusted EBITDA” are to provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP.

We define these as the following:

EBITDA. Net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, loss on debt extinguishment, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivatives, non-cash (gain) loss on sale of assets, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense.

We also present Adjusted EBITDA excluding hedges and as a percentage of revenue to further analyze our business, which are outlined below:

Adjusted EBITDA excluding hedges. Adjusted EBITDA plus net cash receipts (payments) on settled derivative instruments. We believe the presentation of Adjusted EBITDA excluding hedges is important to provide management and investors with information about the impact of actual commodity price changes on our business.

Adjusted EBITDA Margin. EBITDA divided by Revenue, as a percentage. It is also defined as Adjusted EBITDA divided by the total production volume, expressed in Boe, in the period, and described as dollar per Boe. We believe the presentation of Adjusted EBITDA Margin is important to provide management and investors with information about how much we retain in Adjusted EBITDA terms as compared to the revenue we generate and how much per barrel we generate after accounting for certain operational and corporate costs.

Adjusted EBITDA Margin excluding hedges bears the same definition and our intended utility of Adjusted EBITDA Margin, but using Adjusted EBITDA excluding hedges instead of Adjusted EBITDA.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margins and Adjusted EBITDA Margins excluding hedges for each of the periods indicated (in thousands, except for Boe, $/Boe and percentage data):

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

($ thousands, except per Boe)	Three Months Ended, December 31, 2018	Three Months Ended, March 31, 2019	Three Months Ended, June 30, 2019	Three Months Ended September 30, 2019
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$306,286	$(109,636)	$94,764	$73,297
Interest expense	23,857	25,218	24,932	23,123
Income tax expense (benefit)	2,922	(6,359)	5,997	790
Depreciation, depletion and amortization	84,145	64,587	95,806	88,125
Accretion expense	10,930	9,607	9,945	7,316

EBITDA	428,140	(16,583)	231,444	192,651
Write-down of oil and natural gas properties	—	—	12,361	1,417
Loss on debt extinguishment	—	—	—	—
Transaction related costs	4,579	2,493	710	146
Derivative fair value (gain) loss(1)	(256,917)	109,579	(29,990)	(43,760)
Net cash receipts (payments) on settled derivative instruments(1)	(16,345)	(3,019)	(9,543)	5,360
Non-cash (gain) loss on sale of assets	(1,710)	—	—	—
Non-cash write-down of other well equipment inventory	244	—	—	—
Non-cash equity-based compensation expense	764	1,259	1,961	1,944

Adjusted EBITDA	$158,755	$93,729	$206,943	$157,758

Net cash receipts (payments) on settled derivative instruments(1)	16,345	3,019	9,543	(5,360)

Adjusted EBITDA excluding hedges	$175,100	$96,748	$216,486	$152,398

Production and Revenue:
Boe(2)	4,910	3,782	5,369	4,843
Revenue – Operations	258,664	175,192	278,299	227,828
Adjusted EBITDA margin and Adjusted EBITDA excl hedges margin:
Adjusted EBITDA divided by Revenue – Operations (%)	61%	54%	74%	69%
Adjusted EBITDA per Boe(2)	$32.33	$24.78	$38.54	$32.57
Adjusted EBITDA excl hedges divided by Revenue – Operations (%)	68%	55%	78%	67%
Adjusted EBITDA excl hedges per Boe(2)	$35.66	$25.58	$40.32	$31.47

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on a cash basis during the period the derivatives settled.

(2)

One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share

“Adjusted Net Income” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income. Net income (loss) plus accretion expense, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income divided by the number of common shares.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

($ thousands, except per share amounts)	Three Months Ended September 30, 2019
Reconciliation of Net Income to Adjusted Net Income:
Net Income	$73,297
Accretion expense	7,316
Transaction related costs	146
Derivative fair value (gain) loss(1)	(43,760)
Net cash receipts (payments) on settled derivative instruments(1)	5,360
Non-cash equity-based compensation expense	1,944

Adjusted Net Income	$44,303
Weighted average common shares outstanding at September 30, 2019:
Basic	54,200
Diluted	54,430

Net Income per common share (Earnings Per Share):
Basic	$1.35
Diluted	$1.35

Adjusted Net Income per common share (Adjusted Earnings Per Share):
Basic	$0.82
Diluted	$0.81

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income on a cash basis during the period the derivatives settled.

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA

We believe the presentation of Net Debt, LTM Adjusted EBITDA and Net Debt to LTM Adjusted EBITDA is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies

Net Debt Total Debt principal of the Company plus the Finance Lease balance minus Cash.

Net Debt to LTM Adjusted EBITDA. Net Debt divided by the LTM Adjusted EBITDA.

Reconciliation of Total Debt to Net Debt ($ thousands) at September 30, 2019:
Debt principal	$711,928
Finance lease	83,324

Total Debt	795,252
Cash	(90,682)

Net Debt	$704,570

Calculation of LTM EBITDA:
Adjusted EBITDA for the three month period ended December 31, 2018	158,755
Adjusted EBITDA for the three month period ended March 31, 2019	93,729
Adjusted EBITDA for the three month period ended June 30, 2019	206,943
Adjusted EBITDA for the three month period ended September 30, 2019	157,758

LTM Adjusted EBITDA	617,185

Calculation of Net Debt to LTM Adjusted EBITDA:
Net Debt / LTM Adjusted EBITDA	1.1

The Adjusted EBITDA information included in this communication provides additional relevant information to our investors and creditors. Talos needs to comply with a financial covenant included in its Bank Credit Facility that requires it to maintain a Net Debt to LTM Adjusted EBITDA ratio equal to or lower than 3.0x. For purposes of covenant compliance, LTM Adjusted EBITDA, with certain adjustments, is calculated, as of September 30, 2019 and in subsequent quarters, as the sum of quarterly Adjusted EBITDA for the 12-month period ended on that quarter.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002